Exhibit 99.1
NxStage Medical Provides Update on Medisystems Acquisition
U.S. Antitrust Review Successfully Completed
Michael J. Webb Promoted to Newly Created Role of
Senior Vice President of Quality, Regulatory, and Clinical Affairs
Philip R. Licari to Step Down as Chief Operating Officer upon Closing of Planned Acquisition
LAWRENCE, MA., August 29, 2007 — NxStage Medical, Inc. (NASDAQ: NXTM), the manufacturer of the NxStage System One(™) portable kidney dialysis machine, today announced that U.S. antitrust authorities have completed their review of the Company’s acquisition of Medisystems Corporation and certain affiliated entities. The Company expects to close the transaction in the fourth quarter of 2007.
In anticipation of the closing, NxStage is starting to implement key organizational changes intended to allow the Company to better resource capabilities that are critical to the growth of the business. Effective immediately, Michael J. Webb has been promoted to the newly created role of Senior Vice President of Quality, Regulatory and Clinical Affairs.
“We are elevating the lead quality assurance position at NxStage because product quality is of the utmost importance to us. Mike Webb has more than 15 years of experience in medical device quality assurance, regulatory affairs, manufacturing, operations, engineering, development, and vendor management,” said Jeffrey H. Burbank, President & CEO of NxStage Medical. “Quality is a critical aspect of our growing business and I am confident that Mike will advance NxStage’s performance.”
Prior to his promotion, Mr. Webb served at the Vice President level in several different roles at NxStage, including disposables manufacturing, operations and quality assurance, regulatory and clinical affairs. Prior to joining NxStage, Mr. Webb was Vice President of Operations for Mosaic Technologies, a developer of gene-based diagnostic products. Other previous positions include Director of Operations for TFX Medical and Director of Disposables Manufacturing and Logistics for Haemonetics Corporation. Mr. Webb received a BS degree in Industrial and Management Engineering and his MBA in Manufacturing Management from Rensselaer Polytechnic Institute.

Additionally, the Company announced that upon the close of the Medisystems acquisition, Phil Licari will resign as Senior Vice President & Chief Operating Officer, to pursue other opportunities.
“I’d like to thank Phil for his service to NxStage over the last three years and wish him the best of luck in his future endeavors. We are all grateful for Phil’s many contributions to the Company, and appreciate his willingness to support us through this transition period until the planned Medisystems closing. He will leave us in extremely capable hands, as the Medisystems acquisition will bring NxStage a great team of seasoned industry executives, with decades of manufacturing experience in the dialysis industry.” continued Mr. Burbank.
In addition to the Quality, Regulatory and Clinical Affairs responsibilities which are being assumed by Mike Webb, the majority of Phil Licari’s other responsibilities as Chief Operating Officer are expected to be taken on by the Medisystems’ executive team at the closing of the Medisystems acquisition.
About NxStage Medical
NxStage Medical, Inc. (NASDAQ: NXTM) is a medical device company, headquartered in Lawrence, Massachusetts, USA, that develops, manufactures and markets innovative systems for the treatment of end-stage renal disease, or ESRD, and acute kidney failure. For more information on NxStage and its products, please visit the Company’s website at www.nxstage.com.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Examples of these forward-looking statements include statements as to the anticipated closing of the Medisystems transaction, the anticipated performance of certain executives, and expected benefits of the Medisystems transaction. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond NxStage’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements, including factors that may affect future operating results and which are detailed in NxStage’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2006 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.
In addition, the statements in this press release represent NxStage’s expectations and beliefs as of the date of this press release. NxStage anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while NxStage may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing NxStage’s expectations or beliefs as of any date subsequent to the date of this press release.
Additional Information about the Acquisition of Medisystems Corporation and Where to Find It
     In connection with the proposed transaction described above, NxStage intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”). Investors and securityholders of NxStage are urged to read the proxy statement (including any supplements) regarding the proposed transaction when it becomes available because it will contain important information about NxStage, Medisystems Corporation and related entities, David S. Utterberg and the proposed transaction.
     NxStage stockholders will be able to obtain a copy of the proxy statement as well as other filings containing information about NxStage, without charge, at the SEC’s Internet site (www.sec.gov). Copies of the proxy statement, and the SEC filings that will be incorporated by reference in the proxy statement, can also be obtained, without charge, by directing a request to NxStage Medical, Inc., 439 South Union Street, Fifth Floor, Lawrence, Massachusetts 01843 Attention: Investor Relations; telephone (978) 687-4700.
Participants in the Solicitation
     NxStage, and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding NxStage’s directors and executive officers is contained in NxStage’s Form 10-K for the year ended December 31, 2006 filed with the SEC on March 16, 2007 and its most recent annual meeting proxy statement filed with the SEC on April 30, 2007. These documents are available free of charge as described above.
     David S. Utterberg, a director and approximate 6.7% owner of NxStage, is the direct or indirect owner of all the outstanding equity interests of Medisystems Corporation and the affiliated entities being acquired by NxStage. Information regarding the special interests of Mr. Utterberg and NxStage’s other directors and officers in the proposed transaction will also be included in the proxy statement referred to above.
Investor Relations Contact
Stephanie Marks for NxStage
1-888-698-6472
ir@nxstage.com